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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 8, 2005

                               -------------------

                                  iCURIE, INC.
             (Exact Name of Registrant as Specified in its Charter)

             NEVADA                        33-64840              91-2015441
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              ESPIRITO SANTO PLAZA
                         1395 BRICKELL AVENUE, SUITE 800
                                 MIAMI, FL 33131
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (305) 529-6290

                        CEDAR MOUNTAIN DISTRIBUTORS, INC.
                              1065 WEST 1150 SOUTH
                                PROVO, UTAH 84601
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

      This filing contains "forward-looking statements" that involve risks and uncertainties, many of which are beyond the control of the Company (as defined herein). The Company's actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this filing. Important factors that may cause actual results to differ from the financial targets set forth herein include:

1.  Adverse economic conditions;

2. Inability to raise sufficient additional capital to operate the Company's business;

3. Unexpected costs and operating deficits, and lower than expected sales and revenues;

4.  Adverse results of any legal proceedings;

5. Inability to enter into acceptable relationships with one or more contract manufacturers for the Company's key components and the failure of such contract manufacturers to manufacture components of an acceptable quality and quantity on a cost-effective basis;

6.  The volatility of the Company's operating results and financial condition;

7. Inability to attract or retain qualified senior management, sales and marketing personnel, and software engineers;

8.  Inability to achieve anticipated product sales; and

9.  Other specific risks that may be alluded to in this filing.

      All statements, other than statements of historical facts, included in this disclosure regarding the Company's strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this disclosure, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this disclosure. The Company does not undertake any obligation to update any forward-looking statements or other information contained herein. Undue reliance should not be placed on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this disclosure are reasonable, the Company cannot offer any assurances that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company's actual results to differ materially from its expectations under "Risk Factors" and elsewhere in this disclosure. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

      Information regarding market and industry statistics contained in this disclosure is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this disclosure. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      Effective as of July 8, 2005, Cedar Mountain Distributors, Inc., a Nevada corporation ("Cedar Mountain"), entered into a Share Exchange Agreement (the "Share Exchange Agreement") with the shareholders (collectively, the "New Common Shareholders") of iCurie Lab Holdings Limited, a company organized and existing under the laws of the United Kingdom ("iCurie UK") and certain additional parties. Immediately prior to the execution of the Share Exchange Agreement, 3,050,001 shares of Common Stock were cancelled pursuant to agreements between Cedar Mountain and certain shareholders of Cedar Mountain (including the sole officer and director of Cedar Mountain) for aggregate consideration of $214,000. Upon the consummation of the transactions contemplated by the Share Exchange Agreement on July 8, 2005 (the "Share Exchange Closing"), (i) Cedar Mountain acquired all of the outstanding shares of iCurie UK (resulting in iCurie UK becoming a wholly-owned subsidiary of Cedar Mountain), (ii) Cedar Mountain issued 24,935,047 shares of common stock, per value $0.001 per share ("Common Stock"), to the New Common Shareholders and certain of their assigns, which represents 94.864% of the issued and outstanding shares of Common Stock, (iii) the sole director and executive officer of Cedar Mountain resigned, (iv) directors (the " New Directors") and officers associated with iCurie UK were appointed as directors and officers of the Company, (v) Amended and Restated Articles of Incorporation for Cedar Mountain (the "Amended Articles") were approved and filed which, among other things, changed the name of Cedar Mountain to iCurie, Inc. and authorized 30,000,000 shares of Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred

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Stock"); and (vi) the New Directors approved and adopted Amended and Restated
Bylaws of iCurie, Inc. As used herein, unless the context otherwise requires, the term "Company", "iCurie", "we" or "our" shall refer to iCurie, Inc. and its subsidiaries, including, without limitation, iCurie UK and iCurie Lab, Inc., a Korean company 80.2% owned by iCurie UK.

      Effective as of July 11, 2005, the Company issued 20,995,239 shares of Series A Preferred Stock, together with Warrants exercisable for a total of 6,238,852 shares of Common Stock to various parties (the "Series A Shareholders") in exchange for approximately $12.48 million in cash (at a cash price of $0.88 per share of Series A Preferred Stock) and the transfer to the Company on the terms described herein of $4.6 million of previously issued promissory notes issued by various parties (collectively, the "Series A Offering"). The Series A Offering was effectuated pursuant to Subscription Agreements (in the case of cash sales) and a Preferred Stock Purchase Agreement (in the case of the issuance of Series A Preferred Stock for promissory notes) between the Company and the stock recipients, each effective as of July 11, 2005. In connection with the Series A Offering, the Company also entered into a Registration Rights Agreement dated as of July 11, 2005 among the New Common Shareholders, Series A Shareholders, and certain additional parties, as described in Item 8.01 "IV - Additional Information Regarding Series A Offering
- C. Registration Rights Agreement", which disclosure is incorporated herein by reference.

      Pursuant to the Share Exchange Agreement, the Company agreed to assume the obligations of iCurie UK under a placement agent agreement (the "Placement Agent Agreement") between iCurie UK, Indigo Securities LLC and Axiom Capital Management Inc. (collectively, the "Placement Agent"), pursuant to which the Placement Agent was compensated by the Company for its services in connection with the Share Exchange Agreement and the Series A Offering, as described in
Item 8.01 "IV - Additional Information Regarding Series A Offering - B. Compensation to Placement Agent", which disclosure is incorporated herein by reference.

      In connection with the Share Exchange Closing and Series A Offering, (i) the executive officers of the Company entered into employment agreements with the Company, as described under Item 8.01 "VII - Executive Compensation", which disclosure is incorporated herein by reference, (ii) the Company agreed to advance a major shareholder $500,000 payable under a pre-existing revenue sharing agreement among iCurie UK and two of its shareholders (such shareholders became shareholders of the Company pursuant to the Share Exchange Closing) and entered into certain related transactions with such shareholder, (iii) the Company cancelled a $1.1M promissory note made by an executive officer in exchange for 1.25 million shares of Common Stock, (iv) an option for 440,000 shares of iCurie UK common stock held by an executive officer was cancelled in exchange for a warrant for 1,097,142 shares of Common Stock, (v) the executive officers of the Company were paid certain accrued but previously unpaid salaries in cash and shares of Common Stock and (vi) an executive officer agreed to indemnify the Company against certain liabilities. Additional information regarding the matters set forth in (ii) - (vi) above is set forth in Item 8.01 "VIII - Certain Relationships and Related Transactions", which disclosure relating to such matters is hereby incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      As a result of the Share Exchange Closing, iCurie UK became a wholly owned subsidiary of the Company. Prior to the Share Exchange Closing, Cedar Mountain had no material assets or operations. See Item 8.01 for further information regarding the business and operations of iCurie.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      The Company issued 24,935,047 shares of Common Stock pursuant to the Share Exchange Agreement, 20,995,239 shares of Series A Preferred Stock and Warrants to purchase 6,238,852 shares of Common Stock pursuant to the Series A Offering, warrants to the Placement Agent to purchase 681,018 shares of Common Stock and 1,364,529 shares of Preferred Stock and a warrant to an executive officer to purchase 1,097,142 shares of Common Stock. The issuance of such Common Stock, Series A Preferred Stock and warrants was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The Company made this determination based on the representations of the recipients of such securities which included, in pertinent part, that such parties were either (i) not "U.S. Persons" as defined in Regulation S of the Securities Act or (ii) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SHAREHOLDERS

      Reference is made to the first paragraph of Item 1.01 and Item 8.01 "X - Description of Securities", which disclosure is incorporated herein by reference.

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ITEM 5.01 CHANGES IN CONTROL OF COMPANY

      Reference is made to the first paragraph of Item 1.01 above, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      Reference is made to the first paragraph of Item 1.01 above and Item 8.01 "VI - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers - A. Directors and Executive Officers", which disclosure is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

      Potential investors in the Series A Offering were provided with certain information regarding financial targets of the Company. Such information was based on the assumption that the Company would receive gross proceeds of approximately $17.4 million from the Series A Offering (compared to the approximately $12.48 million received). Such information is attached to in this report as Exhibit 99.1, and is incorporated into this Item 7.01 only for purposes of compliance with Regulation FD.

ITEM 8.01 OTHER EVENTS

I.    DESCRIPTION OF BUSINESS

      A.    COMPANY OVERVIEW

      Prior to the Share Exchange Closing, the Company (as Cedar Mountain) was a public "shell" company with nominal assets. As a result of the Share Exchange, the Company acquired and plans to continue the business and operations of iCurie UK by the shareholders of iCurie UK becoming significant shareholders of the Company, management of iCurie UK becoming management of the Company and iCurie UK becoming a wholly-owned subsidiary of the Company.

      iCurie wants to become a world leader in developing and commercializing next generation cooling solutions for the PC, personal communications and display industries. The Company plans to develop, manufacture, market, sell and/or license its patented nanotechnology derived cooling devices. The Company believes that the Company's wafer thin product absorbs, transports and dissipates heat more rapidly than current heat-pipe/heat-sink cooling solutions. iCurie's unique cooling device uses microfluidic physics to move liquid at very high speeds through micro-channels within the thin panel.

      iCurie has been provided with non-economic support and advice from the United Kingdom's Trade and Investment Global Entrepreneur Program, a UK government organization that identifies and assists global enterprises which might locate in the United Kingdom. The program reviews hundreds of company applications annually and selects only a limited number of companies to work with.

      The current industry leading cooling technology solutions, heat-pipes/heat-sinks, were developed when PC processors such as the Pentium I(R) & Pentium II(R), with much lower speeds and cooling demands, were the industry standards. With the rapid development of faster processors, such as the later Intel Pentium(R) series, the cooling industry has produced many versions of the limited heat-pipe and/or heat-sink. However, this aging technology still relies principally on solid metal to absorb and transport heat and is becoming less effective as faster processors produce increased heat levels. Battery life is substantially eroded in laptops due to heat and the energy required to operate one or more cooling systems. Lighter, thinner, smaller, faster, more efficient and less energy consuming than current cooling products, iCurie believes its coolers represent an industry solution to these issues, presently ready for commercial production. Moreover, iCurie believes that its coolers will be cheaper to commercially produce than conventional coolers.

      iCurie UK acquired its nanocooling intellectual property from iCurie Lab, Inc. in March 2004, and acquired an 80.2% equity interest in iCurie Lab, Inc. in December 2004. iCurie UK was incorporated in London, England in March 2004, and iCurie Lab, Inc. was incorporated in Seoul, Korea in 2000. The remaining 19.8% of iCurie Lab, Inc. is held by third parties.

      Although iCurie has entered into informal discussions with the minority shareholders to purchase their equity interests in iCurie Lab, Inc., no assurance can be given that such transaction will take place, or what the terms of any such transaction will be. See "Risk Factors" for certain information on the rights of these minority investors.

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      The Company plans to locate its corporate headquarters in London, England.
iCurie Lab, Inc., as the Company's Research and Development center, is and will continue to be located in Seoul, Korea. The Company's telephone number in Korea is 011-82-2-3452-2005 and its fax number is 011-82-2-3452-3650. The Company also has a leased office in Miami, Florida located at 1395 Brickell Avenue, Suite
800, Espirito Santo Plaza. The Company's telephone number in Miami is 305-529-6290. Other than the Company's Chief Executive Officer and Chief Operating and Financial Officer, all of the Company's twenty-four (24) employees are located in Seoul. It is currently anticipated that the Chief Executive Officer and other members of senior management will work from the Company's London headquarters. The Company currently leases an office and research facility in Seoul, and plans to lease suitable office space in London when it relocates its headquarters.

      B.    INDUSTRY OVERVIEW

      The PC cooling industry is an estimated $1 billion business annually. The total PC market, including desktops and notebooks, is estimated at approximately 171 million units in 2005 and is growing at approximately 10% annually. In addition, the Company expects the growth of the PC cooling industry to accelerate faster than the growth of the PC market itself, based on the increased power consumption and heat output of today's microprocessors and video cards.

      iCurie has also identified several other substantial markets for its cooling systems. iCurie is evaluating an opportunity to supply cooling systems to the display market (flat panel displays) and the personal communications industry (for an initial deployment in PDAs and smartphones). The business opportunity to supply cooling systems to the communications and display markets is estimated at over 200 million units in 2005. Later deployments of iCurie's cooling technology may include the home appliance, automotive, defense and/or aerospace industries.

      C.    TECHNOLOGY OVERVIEW

      iCurie products are based on nano thermofluidic technology. By utilizing a nano/micro scale environment, the laws of physics are manipulated to create a completely new cooling technology. This technology enables higher performance, with no noise, less energy consumption and no vibration. The product has no moving parts or pumps and consumes no power. The Company's technology can be used as a stand-alone cooling solution or in conjunction with a fan to increase cooling efficiency.

      The product is a millimeter thin copper plate, into which specially designed micro and nano channels have been structured. Liquid coolant (distilled water) is placed into the micro and nano channels through a process known as VCS- Vacuum, Charge and Sealing. The heat source (CPU or other) is placed adjacent to the copper plate (as are traditional CPU coolers). When heat is generated, the liquid coolant absorbs the heat in a very short period of time (less than 0.02 sec). The heat causes the liquid coolant to change to vapor. The vapor is rapidly transported through the micro and nano channels. The vapor is changed back to liquid by rapidly dissipating the heat. The liquid coolant then returns to the heat source at a low temperature and is ready to repeat the process. The pressure gradients created by the conversion of the coolant between liquid and vapor states "pump" the coolant through the micro and nano channels as part of a continuous process. The product has been certified by LG Electronics, a recognized consumer electronics company. Pursuant to this certification process, laboratory tests were performed under strict measured conditions by a independent third party, and technical results were deemed satisfactory for acceptable performance of a current product produced by a major company (in this case a LG Tablet PC with a 1GHz Intel CPU).

      D.    MARKET OPPORTUNITY

      Commercialization of the Company's cooling product is expected during the third quarter of 2005. The Company intends to employ two parallel sales models when taking its cooling technology to the market. The first is a licensing model, which the Company plans to use in specific industries or industry segments. The Company believes that giving licensing partners exclusive rights in certain specific areas represents an expedient way of creating relatively certain revenues with relatively low financial risks. The Company believes that this model will also help to create visibility and credibility for the Company's technology in other industries. The Company plans to pursue this sales model in mature industries, such as the PC industry, with well established global players.

      The second sales model will be direct sales, either through an internal iCurie sales force or through joint ventures. The Company believes that the direct sales model will help increase Company revenues, but may also entail increased financial risks. The Company plans to pursue this strategy when a technology shift is taking place in a particular industry that can be taken advantage of by the Company, or when an industry is fragmented and barriers to entry are low. Under this model, the Company plans to manage its supply, manufacturing, and distribution chains through sub contractors or by utilizing the manufacturing expertise of its joint venture partners.

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      E.    MARKET PLAN

      The marketability of iCurie's products spans basically over all industries where heat emission calls for cooling. However, there are three industries where the Company clearly believes that its technology can rapidly become the product of choice. These three industries are the PC, personal communication and display industries. Companies in these industries need components with higher performance; are used to manage complex supply chains; and are willing to accept breakthrough technologies to gain competitive supremacy.

      When dividing these industries into specific segments, it is possible to tailor iCurie's technology into a well-defined product portfolio. The total volume of those segments represents approximately 400 million products sold to the end user market. The PC industry represents approximately 40% of that total and the display market more than one-third. iCurie believes that its products have a very strong value proposition in all of the above-mentioned industries. Based on iCurie's analysis of the PC industry, iCurie believes that its cooling devices would have a high competitiveness in approximately 20% of the market. This 20% is what the Company sees as the immediate addressable market. Based on its market analysis, the Company believes that 35% of the communication industry (excluding the mobile phone segment) and 10% of the display industry (basically flat panel television screens) market is addressable at launch.

      Due to market size, product competitiveness and customer need, iCurie has chosen to have the mid and high-end of the PC industry as the primary target market. The high-end segment of the display industry is the second targeted market and communication industry as the third. In a later stage, iCurie may also address numerous market segments like the telecom, home appliances, automotive, aerospace, defense industries, etc.

      F.    COMPETITION

      Although the Company believes that its technology represents a next generation industry solution to the cooling demands of the PC, personal communications and display industries, the Company faces and will continue to face intense competition. This competition consists of companies attempting to develop and market products similar to the Company's, as well as products incorporating alternative technologies. Although the Company believes that it has a degree of market exclusivity with respect to its product due to its intellectual property rights, there can be no guarantees that competitors will not successfully market products similar to the Company's, whether or not such products may infringe on the Company's intellectual property rights. Even if the Company is ultimately successful in challenging competitors use of its intellectual property, any such challenge will likely be both expensive and time consuming, and the Company's competitive position could be adversely affected notwithstanding successful legal actions to enforce its intellectual property rights.

      In addition, there are several alternative technologies currently being developed and marketed to address the same market demands as the Company's product. Although the Company believes its product and its MCS technology provides a highly competitive solution when compared to these alternative technologies, it is possible that the market may adopt one of these alternative technologies, which may in turn become a recognized industry standard. Wide market adoption of one or more of these alternative technologies would have an adverse affect on the Company's competitive position. In addition, the Company may also face competition from technologies not yet developed, whether such future technologies address the cooling issues directly or indirectly through the development of products which produce less heat and therefore do not require an improved cooling solution.

      In addition to the various forms of competition faced by the Company, it is likely that many of the Company's competitors will be much larger and better capitalized than the Company, with substantially more resources to devote to the development, manufacture and sales of cooling technology solutions. Such competitors may also benefit from existing relationships and reputations within the PC, personal communications and display industries.

      G.    KEY INVESTMENT CONSIDERATIONS

      The key investment considerations discussed below are qualified by the more detailed information, including "Risk Factors," appearing elsewhere herein. This disclosure contains certain forward-looking statements. The Company's actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors discussed in "Risk Factors" and elsewhere in this disclosure.

            THE COMPANY'S PRODUCT OFFERS AN ELEGANT, LOW-COST SOLUTION.

      The Company's products are based on its patented microfluidic technology. The Company is taking advantage of nano-scale physical properties and structures that they imbed and manipulate within a micro-scale environment to create a

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new, highly efficient cooling technology. This technology enables higher performance than current cooling systems, with no noise and no vibrations. Uniquely among current cooling products, the product requires no pump or power source. The Company believes that the product can be commercially manufactured using simple, well-known processes and at less cost than traditional cooling products.

            THE COMPANY HAS TAKEN SIGNIFICANT STEPS TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS.

         The Company believes that it has taken steps to significantly protect its intellectual property rights relating to its microfluidic technology and other aspects of its proposed product. Most material elements of the Company's product are covered by patents that the Company believes should give it a degree of market exclusivity during the term of the patents. The Company has so far been granted patents relating to it microfluidic technology in US, Korea, Japan, China and Taiwan. In addition, the Company currently has pending further patent applications relating to that technology and other associated elements. These applications designate many countries throughout the world, including the United States, Europe, Japan, China, Taiwan, India and Korea. The patents already granted, together with any further patents granted pursuant to the various applications previously referred to, will have expiration dates ranging from 2021 to 2024.

            THE COMPANY'S IMMEDIATE MARKET OPPORTUNITY IS SUBSTANTIAL.

      The PC cooling industry is estimated today at more than $1 billion. As the PC industry uses ever more-powerful chips, including video chips, cooling has become an increasingly critical issue, yet there have been few technological innovations in this area. The industry is highly fragmented, the market need is significant, and the Company believes it has a superior product which can be sold at the same price as current products. As a result, the Company believes it can capture a significant share of the PC cooling industry.

            THE COMPANY'S LONG-TERM MARKET OPPORTUNITIES ARE SIGNIFICANT.

      Beyond the PC industry, the Company has identified substantial opportunities in the flat panel display industry, and also believes there will be demand for its products by manufacturers of mobile phones and PDAs. In addition, the Company believes that there are many more addressable markets which could potentially offer large scale opportunities, such as the home appliance, automotive, defense and/or aerospace industries.

            THE COMPANY'S BUSINESS MODEL IS SCALABLE AND OFFERS OPERATING LEVERAGE.

      The Company intends to address its target markets with a model that incorporates a mix of licensing arrangements, through which the Company can enter certain markets indirectly through the efforts of third parties, and direct product sales in conjunction with largely outsourced or joint ventured manufacturing and sales capability. The Company believes its approach will enable it to garner significant market share without large investments in fixed plant or a large sales force.

            THE COMPANY HAS AN EXPERIENCED MANAGEMENT TEAM.

      The senior management of the Company is led by Hakan Wretsell, the Company's Chief Executive Officer, Michael Karpheden, the Company's Chief Operating and Financial Officer, and Dr. Jeong Hyun Lee, Ph.D. ("Dr. Lee"), the Company's Chief Technology Officer and founder of iCurie Lab, Inc. The management team consists of successful entrepreneurs and senior level executives who have extensive experience in management, business development, marketing and sales, and systems development. In addition to this management team, the Company plans to assemble a highly capable and active Board of Directors.

II.   DESCRIPTION OF BUSINESS LOCATION

      The Company plans to locate its corporate headquarters in London, England. There are several reasons for this choice of location. iCurie's excellent support from the UK's trade and investment global entrepreneur program, a world-class financial market and access to highly skilled people were all considered when the decision was made to locate the Company's headquarters in London rather than with the operational segment of the Company in Seoul. Advantageous tax programs for new technology companies that bring intellectual capital to the United Kingdom also were considered. Furthermore, to manage a global business, it is always beneficial to be located in a time zone where it is feasible to work with the rest of the business during regular business hours, as it is from England. Regional and global communications are world class, another strong motive.

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      The headquarters in London will consist of top management, who will set and manage strategic priorities, business plans, and business tactics, budgets and financing. Management of sales strategy and tactics with key account management will all be part of the London organization. Product portfolio management and business management of the patent portfolio are also going to be handled in London.

      The corporate R&D center is and shall continue to be located in Seoul, Korea. It is a legal entity with the name iCurie Lab Inc. iCurie owns 80.2% of iCurie Lab Inc., with the remaining 19.8% being held by third parties. iCurie UK has also established a wholly-owned subsidiary, Qool Innovations Limited, which currently has nominal assets and liabilities. The Company's Korea office currently houses the Company's twenty-four (24) employees, with the exception of Hakan Wretsell and Michael Karpheden, the Company's CEO and COO/CFO, respectively. Korea is an excellent location to recruit highly skilled engineers. The main responsibility for the Korean office is to develop and industrialize the planned product portfolio. Lab prototypes and pre-serial manufacturing shall also be its duty. Quality control is another essential responsibility for the R&D office in Korea. The Company currently leases an office and research facility in Seoul, and plans to lease suitable office space in London when it relocates its headquarters. The Company also has leased office space in Miami, Florida.

      The Company plans to establish regional business centers as the business grows. They will be focused on marketing and selling the iCurie technology and iCurie's products. It is anticipated that this part of the organization will also handle customization and specify customer applications. Moreover, the Company plans to add resources according to well-defined budgets. The Company will strive to match the number of employees to the order and sales performance and as the business requires. Additional personnel will not be added before iCurie has a solid order stock.

III.  PRODUCT DESCRIPTION

      A.    KEY TECHNOLOGY

      The Company's product is based on nano and micro level channel technology. By utilizing a micro and nano scale environment, the laws of physics are manipulated to create a completely new cooling technology. This technology enables cooling products with higher performance, no noise, and no vibrations. The product doesn't need a pump.

Explanation of the working principles of iCurie's Micro Cooling System (MCS)

      Every closed fluid circulation device needs pressure differences, as "pressure gradients" to move fluid from one location to the next. In MCS, "Capillary Pulled Pumping Circulation (CPPC)" achieves this. The following explains the processes involved in MCS:

            1. The heat source, from which the MCS is trying to remove the heat, is located in area "A". This area is the evaporation section. It is made up of many micro and nano channels. The channels are different in size and area depending on the amount of evaporation, flow velocity and fluid. The channels are filled with fluid and have an interface or meniscus at the edge of each channel in the flow direction. One can compare this to a pool of liquid and straw or small pipe where at some height of the straw will be the meniscus. If the interface of the meniscus is heated, then evaporation will occur. Due to the surface tension created by the fluid, the material of the straw and the air, the height of the meniscus will not change. The surface tension pulls the liquid column up to the same height as evaporation occurs. The quicker the evaporation, the quicker the flow. The limit of this is dependent on the surface tension force. This is different from a "pool boiling effect" where there is a pool of liquid and the liquid is heated from the bottom. The amount of evaporation, and thus the amount of heat removal, would be limited to the area of the pool.

            2. Once the evaporated vapor leaves the evaporation channels, it travels through to an adjacent area "B". This is the vapor transport section, which functions like a heat pipe. In this section the vapor temperature loss is kept to its minimum, which means the efficiency is maximized.

            3. Once the vapor reaches a condensation area "C", the vapor loses energy to the environment. Usually, the amount of loss to the environment is governed by the area of the condensation part. In MCS, the loss to the environment is maximized due to heat exchange that occurs in micro to nano scale, unlike other systems where the heat exchange occurs at macro or bulk scale. When the scale is reduced the efficiency is increased. This is the basis of heat exchange in MCS. Therefore, MCS cannot be made thick. This will eliminate the effects of MCS to the level of a "normal" device. As the cooled vapor travels through section "C" in the direction of the flow, the vapor loses energy and becomes liquid again.

            4. The cooled liquid is "pulled" into section "D" due to the capillary effect of the channels. The channels are designed in that way to ensure that the flow only occurs in one direction and not the other. This is achieved by sustaining capillary gradient in one direction. This ensures that the flow always occurs in a given direction regardless of the position of the device.

            5. When evaporation occurs in the section "A" interface, the surface tension "pulls" the liquid back to its original height. This is the pumping effect of MCS. If there is liquid behind that column, the amount of liquid pulled will be equivalent to the amount of evaporation that occurred. This finalizes the circulation of the device.

            6. Therefore, the device circulates as follows: (i) evaporation of liquid, (ii) transportation of vapor, (iii) condensation of vapor, (iv) transportation of liquid, (v) evaporation of liquid. (A-B-C-D-A)

B. PRODUCT CHARACTERISTICS

      The product is a plate that is millimeter thin and made of copper. It has very compact dimensions and it functions as one piece. There is no need for power and it has no mechanical parts. As a result, it doesn't generate any noise and vibrations. In addition, it is not impacted by positioning, which should make it extremely well suited for many different applications in the industry.

C. PRINCIPLES OF FUNCTION

      The product is a millimeter thin copper plate, into which specially designed micro and nano channels have been structured. Liquid coolant (distilled water) is placed into the micro and nano channels through a process known as VCS- Vacuum, Charge and Sealing. The heat source (CPU or other) is placed adjacent to the copper plate (as are traditional CPU coolers). When heat is generated, the liquid coolant absorbs the heat in a very short period of time (less than 0.02 sec). The heat causes the liquid coolant to change to vapor. The vapor is rapidly transported through the micro and nano channels. The vapor is changed back to liquid by rapidly dissipating the heat. The liquid coolant then returns to the heat source at a low temperature and is ready to repeat the process. The pressure gradients created by the conversion of the coolant between liquid and vapor states "pump" the coolant through the micro and nano channels as part of a continuous process.

D. PATENTS

      iCurie's product portfolio is based on technology which is protected by registered patents, as well as pending patents. The Company has registered patents in Korea, Taiwan, the United States, China and Japan. The Company also has pending patents in seventeen (17) countries that are members of the European Union, Russia and India. The following table sets forth certain information with respect to certain of the Company's patents and patent applications as of the date of this report:

Related                                               Application                          Registration  Registration
Products                Title                 Nation      Date        Application Number       Date         Number
--------  ----------------------------------  ------  -----------   ---------------------  ------------  -------------
                                              KOREA     2000.5.2          2000-23505         2001.4.13      0294317
                                               USA      2000.6.2          09-585361          2004.3.2       6698502
                                              JAPAN     2000.6.1         2000-165037         2001.6.21      3202014
                 Micro Cooling Device         Taiwan    2002.6.3           9110906           2002.12.3       161006
               PCT number : WO00/075764       CHINA     2002.1.2           810704.1         2004.12.29   ZL 00810704.1
                                              RUSSIA   2001.12.4          2001132727          pending       pending
                                              INDIA    2001.12.3    IN/PCT/2001/01105/DEL     pending       pending
                                              EUROPE   2001.12.3           937337.4           pending       pending
 MCS           Thin Film Cooling System       KOREA    2001.8.29       10-2001-0052584      2003.12.29      0414860
            Cooling device of hybrid type     KOREA    2003.1.24       10-2003-0004932        pending       pending
                                               PCT     2003.10.28     PCT/KR2003/002282       pending       pending
          Cooling device of thin plate type   KOREA    2003.5.31       10-2003-0035078        pending       pending
                for preventing dry out         PCT     2003.10.28     PCT/KR2003/002281       pending       pending
            Planar type heat transferring     KOREA    2004.11.10      10-2004-0091617        pending       pending
           device and manufacturing method
                       thereof
               Heat transfer device and       KOREA     2005.1.6       10-2005-0001028        pending       pending
          manufacturing method thereof using
                   hydrophilic wick

E. PERFORMANCE

      The Company's product constitutes a completely new alternative to existing cooling devices. By eliminating or minimizing the need of additional power, it is possible to directly notice a performance parameter that should give iCurie a strong advantage over existing cooling alternatives. The small size is another performance criteria that appears to be highly valued by potential customers. The absence or low level of noise and vibration should give the product a very strong advantage at the end user level. These performance criteria can easily be used as a strong marketing and positioning tool in the market place. Since the product is stackable, it is simple to add on another copper plate when the need for heat dissipation is increased. This should make it easy for customers' design teams to use the Company's product to satisfy the specifications of their product portfolio. Furthermore, it also makes the design and manufacturing logistics process easy to manage, enabling a low cost structure.

      As a result of the low expected manufacturing costs, we believe our product can be price neutral in the low end of the market and still give our customers higher benefits due to our product's superior performance. In the mid and high end of the market, iCurie believes it will be able to offer, if necessary, lower prices than existing alternatives and still obtain relatively high margins.

F. MANUFACTURABILITY

      Prototypes made under normal manufacturing conditions have been constructed by potential manufacturing subcontractors, Joong Won and Thelia Telecom. AVC has been running manufacturing samples since March 2005 and plans to run pre-series manufacturing volumes in 2005.

G. SALES AND MARKETING

      Sales

      iCurie believes its commercialization will start during 2005. The first three markets to be approached are the PC, display and communication industries. There will be two different strategic revenue streams. First, licensing will be used to rapidly take our technology to market, create credibility and visibility for our technology. This is the preferred strategy in industries that shows a high level of maturity. Second, direct product sales will be used to optimize the value of the technology. By managing a supply chain of sub-contractors, iCurie plans to offer its products to companies in specific industry segments. The sales will be executed through joint ventures or through iCurie's own sales force, based out of regional offices.

      Marketing

      The Company plans to tailor and adopt its technology and product portfolio to the target markets. The Company's management believes that its product offers superior performance to existing alternatives, and can be manufactured at a lower cost than those alternatives. This gives us numerous alternatives in regards to marketing messages and competitive positioning. Regardless of the competitive environment, we feel confident going to the market with business proposals that are lowering barriers to entry. We plan to utilize price-performance trade-offs to rapidly create partnerships and make in-roads to targeted markets.

      The marketing strategy will be a combination of different marketing initiatives. The Company plans to base this strategy on a business-to-business marketing approach, where value is primarily determined by business economic use and large-unit transactions are the norm. The marketing philosophy, however, will go beyond a fixation on transactions, which very often leads to lost customers and low brand awareness in the short-term. The ambition is to build a mutually advantageous long-term relationship with the customers, not just sell a product. This calls for knowing the customer well enough to deliver relevant products in a timely fashion and meeting their specific needs.

      The Company plans to employ an overall marketing strategy which will include initiatives such as advertising, public relations and customer relations management (CRM), as well as a strong focus on corporate identity. The critical aspect is to convey the strengths and values of the products to potential customers, such as superior performance, no noise and vibrations, environmentally friendliness, and reduced size. We plan to accomplish this through strong direct marketing programs to potential customers. In addition, we believe that product marketing and advertising through specialized computer magazines will be an important component in our strategy. Trade shows on a worldwide basis will be part of the long term marketing strategy to ensure visibility in the market place.

      iCurie plans to build value through marketing based assets, such as brand, customer and employee relationships, channel relationship, supplier relationship, and intellectual capital. The Company's strategy is to minimize its ownership of physical assets. iCurie just needs to be able to effectively employ and manage out-sourced manufacturing capacity. iCurie's belief is that value creation derives from building intellectual capital instead of owning fixed assets such as factories, buildings etc. However, the Company does expect to own limited manufacturing capacity to enable shipment of sample products as well as to ensure the Company understands fully the manufacturing process.

H. MANUFACTURING OPERATIONS

      iCurie's product does not call for a complex manufacturing set up, the number of components is very limited and we plan to identify key manufacturing partners found in many industrialized countries. The key manufacturing skill will be etching and/or pressing, both well known technologies. Competitiveness has created a focus on utilization, yields and process management. It is through etching and/or pressing that the key component of iCurie's product, the micro channels, will be built.

      The etching and pressing industry are highly fragmented industries with many small companies that can be found in many local markets. No global consolidation appears to be underway, and for the time being the perceived added value doesn't appear to attract significant interest from the financial industry. In the short and mid-term horizon, iCurie does not see any strategic threats from a potential manufacturing partner from those industries. Adequate control over the Company's joint venture should be achieved and maintained through strong contracts, equipment ownership, adequate communication and operational oversight, and the selection of appropriate partners.

      The Company believes that the manufacturing capacity of its main partner - Asia Vital Components (AVC) - will support the majority of estimated volumes for 2005. AVC, based in Taiwan, is a leader in PC cooling systems, manufacturing heat pipes, fans and fins (the standard PC cooling system), with estimated market share of over 30% worldwide. AVC's total revenues for 2004 were estimated to be approximately $395 million. AVC's major customers include Intel, IBM, Dell, HPQ, Apple, AMD, NEC, Sanyo Denki, Legend and Quanta. AVC recently merged with DaTech (a large fan supplier).

      iCurie's Korean operating subsidiary, iCurie Lab, Inc., entered into a collaboration agreement with AVC in late 2002, pursuant to which iCurie and AVC agreed to work together to develop and support the Company's cooling technology and iCurie granted AVC the exclusive right, subject to certain conditions, to manufacture iCurie's product for iCurie in Taiwan and China for all companies headquartered in Taiwan, and further agreed to limit the number of third party manufacturers of iCurie's product to three. AVC has already invested in R&D and manufacturing capacity to produce iCurie's coolers. AVC has advised that it has a team of engineers dedicated solely to the deployment of iCurie's technology and has indicated that over time this new product could replace its current cooling products. AVC also loaned KWON 900,000,000 (approximately $900,000) to iCurie Lab, Inc. in 2003. There is currently KWON 300,000,000 (approximately $300,000) outstanding on this loan, which is repayable in December 2007.

      In April, 2005, iCurie and AVC entered into a non-binding Letter of Intent to form a joint venture to manufacture and sell iCurie's cooling product. The proposed joint venture will manufacture and sell iCurie's product only to iCurie and AVC for resale by such companies. AVC will have the right to sell the product anywhere in the world, other than to companies headquartered in Japan or Korea. iCurie will have the right to sell the product to companies headquartered in Japan or Korea. iCurie and AVC also have the exclusive sale rights in such territories for products which incorporate the iCurie product produced by the joint venture. Each of iCurie and AVC shall license certain technology to the joint venture and will receive license fees from the joint venture. AVC will fund and manage the manufacturing operations of the joint venture. The Letter of Intent contains certain pricing parameters and minimum volume requirements. The joint venture is to be managed jointly by iCurie and AVC through a board of directors. The terms of the Letter of Intent are non-binding, and there can be no assurance with regards to the finalization of the joint venture or the final terms thereof.

      Based on its partnership with AVC and advanced discussions with large potential clients, iCurie believes it could have between 10 and 15 customers buying its products by the end of 2006. iCurie has also entered into a limited number of agreements with investors or potential strategic partners, including an agreement which may obligate iCurie to repay a KWON 240,000,000 (approximately $300,000) investment upon request of the contract partner. As of the date of this filing, iCurie is in the process of negotiating certain terms of these agreements, although iCurie does not believe any of such agreements will have a material effect on its business or financial condition.

IV.   ADDITIONAL INFORMATION REGARDING SERIES A OFFERING

      A.    DESCRIPTION OF NOTE CONVERSION

      Pursuant to the Preferred Stock Purchase Agreement, secured convertible interim promissory notes (the "Notes") which were issued by iCurie UK and its shareholders, Hansen Gray & Company, Inc. ("Hansen Gray") and Dr. Lee, in the aggregate principal amount of $4,600,000, were exchanged for approximately 6,810,000 shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock issued in the Note conversion equaled the approximate number derived by dividing (i) $4,100,000 principal amount of the Notes by $0.66, and
(ii) $500,000 principal amount of the Notes by approximately $0.83, representing a twenty-five percent (25%) and five percent (5%) discount from the cash offering price of the Series A Preferred Stock, respectively. The shares of Series A Preferred Stock issued upon conversion of the Notes have the same rights, preferences and privileges as all other shares of Series A Preferred Stock issued by the Company. See also "E-Summary of Financing."

      B.    COMPENSATION TO PLACEMENT AGREEMENT

      The Placement Agent received (i) a cash fee of approximately $1.248 million, equal to ten percent (10%) of the aggregate gross cash proceeds received from the Series A Offering (the "Cash Fee") from subscribers, (ii) a cash fee of approximately $285,000, representing the unpaid portion of fees owed in connection with the original issuance of the Notes, (iii) warrants to purchase 1,364,529 shares of Series A Preferred Stock, equal to ten percent (10%) of the shares of Series A Preferred Stock purchased by subscribers, at an exercise price of $0.88 per share, and (iv) warrants to purchase 681,018 shares of Common Stock, at an exercise price of $0.88 per share. The Placement Agent additionally was reimbursed for actual out-of-pocket expenses incurred in connection with the Share Exchange Agreement and the Series A Offering, subject to certain limitations.

      C.    REGISTRATION RIGHTS AGREEMENT

      Initial Registration: The Registration Rights Agreement requires the Company to file a registration statement (the "Initial Registration Statement") covering the Common Stock (i) into which the Series A Preferred Stock is convertible and (ii) for which the Company warrants are exercisable (the "Registrable Securities") within sixty (60) days from the Closing Date and shall use reasonable efforts to cause such Registration Statement to become effective no later that one hundred and twenty (120) days after the Closing Date. The Company shall maintain the effectiveness of this Registration Statement through the first anniversary of the Closing Date and shall use its best efforts to maintain the effectiveness of the Registration Statement through the second anniversary of the Closing Date. If the Registration Statement is not effective on the date the Company was to cause it to become effective (the "Registration Due Date"), then until the Registration Statement becomes effective, for each one month period following the Registration Due Date, the Company shall issue additional Series A Preferred Stock shares to the purchasers of the Series A Preferred Stock in an amount equal to one percent (1%) of the issued and outstanding Series A Preferred Stock Shares on a pro rata basis, for a period not to exceed six (6) months.

      Demand Rights: If the Initial Registration Statement is not effective at any time during the period beginning ninety (90) days after the Closing Date and ending one year (the Company to use its best efforts for two years) after the Closing Date, owners of Series A Preferred Stock holding more than $500,000 in value of the Registrable Securities may require the Company to use its best efforts to cause such shares to be registered, subject to certain conditions. The Company shall not be obligated to affect more than two (2) registrations under these demand right provisions.

      Piggy-Back Rights: If the Initial Registration Statement is not effective at any time during the period beginning ninety (90) days after the Closing Date, owners of Series A Preferred Stock shall be entitled to "piggy back" registration rights on all registrations of the Company or on any demand registrations of any other investor, subject to certain conditions and the right of the Company and its underwriters to reduce the number of shares proposed to be registered in view of market conditions.

      S-3 Rights: If the Initial Registration Statement is not effective at any time during the period beginning ninety (90) days after the Closing Date, owners of Series A Preferred Stock shall be entitled to unlimited demand registrations on Form S-3 (if available to the Company) subject to certain conditions, so long as such registered offerings are not less than $500,000.

      Expenses: The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) of all such demands, piggy backs, and S-3 registrations (including the expense of one special counsel for all Series A Preferred Stock selling shareholders).

      Transfer of Rights: The transfer of registration rights will be determined in accordance with the Registration Rights Agreement signed at the Closing of the Series A Offering.

      Hansen Gray: In the event the Common Stock held by Hansen Gray is not registered on the Initial Registration Statement, Hansen Gray shall have the right to demand registration of its Common Stock beginning six (6) months after the effective date of the Initial Registration Statement. The Common Stock held by Hansen Gray will be subject to staged sale restrictions as follows: 25% saleable immediately upon registration; an additional 25% saleable beginning on the three (3) month anniversary of the effective date of HG's registration statement and the remaining 50% saleable beginning on the six (6) month anniversary of the effective date of HG's registration statement.

      Sale Restrictions: In addition to Hansen Gray's sale restrictions, certain existing iCurie shareholders and Company management are subject to twelve (12) month selling restrictions on their shares.

      D.    EQUITY OWNERSHIP

      Set forth below is a table describing the beneficial ownership of the Company's Common Stock by each director, executive officer and each person known to the Company to own more than five percent (5%) of the outstanding Common Stock of the Company.

                                                        NUMBER OF SHARES     PERCENTAGE OF SHARES
                                                          BENEFICIALLY           BENEFICIALLY
                                                            OWNED(1)              OWNED (1)
                                                        ----------------     --------------------
Hakan Wretsell                                              1,713,678                2.62%
Michael Karpheden                                           1,207,715                1.85%
Dr. Lee                                                    16,404,234               25.10%
All officers and directors as a group (3 persons)          19,325,627               29.57%

----------

(1) Based upon 65,355,865 shares of Common Stock outstanding or otherwise reserved for issuance upon the Share Exchange Closing, including shares reserved for issuance in connection with the conversion of Series A Preferred Stock, incentive options and warrants. Unless otherwise indicated, this includes shares owned by a spouse, minor children and any entities owned or controlled by the named person. In the case of Dr. Lee, the number of shares includes 2,493,505 shares held by CHL Investment Partnership, an entity controlled by Dr. Lee. It also includes shares that any named person has the right or option to acquire within sixty (60) days of the date of this disclosure, including estimated amounts of shares to be received as a result of bonuses, earned but unpaid salaries and option or equity grants exercisable upon the consummation of the Series A Offering, all as described herein. Unless otherwise noted, shares are owned of record and beneficially by the named person.

E. SUMMARY OF FINANCING

      FINANCING HISTORY

      December 2004 Bridge Financing

      On December 2, 2004, Hansen Gray issued secured convertible promissory notes (the "HG Notes") in the aggregate principal amount of $2,500,000 to various purchasers (the "HG Noteholders"). All of the proceeds of the HG Notes were distributed to iCurie UK. Upon consummation of the Series A Offering, the principal amount of the HG Notes were exchanged for approximately 3,787,878 shares of Series A Preferred Stock. Upon such exchange, each HG Noteholder received the number of shares of Series A Preferred Stock equal to the number derived by dividing the principal amount of the Noteholder's Note by $0.66, representing a twenty-five percent (25%) discount from the cash offering price per share of the Series A Preferred Stock.

      In connection with the issuance of the HG Notes, iCurie UK also agreed to issue, and in the Series A Offering the Company did issue, the HG Noteholders five-year warrants to purchase an aggregate of 710,227 shares of Common Stock. Each such warrant entitles the holder thereof to purchase the number of shares of Common Stock equal to (i) twenty-five percent (25%) of the aggregate principal amount of the applicable HG Note, divided by (ii) 0.88, at an exercise price per share equal to $0.88. The warrants contain customary anti-dilution provisions. As part of the Share Exchange Closing, Hansen Gray also transferred to the HG Noteholders an aggregate of 1,496,103 shares of Common Stock.

      Also in connection with the issuance of the HG Notes, Dr. Lee issued a personal promissory note for $1,100,000 to an affiliate of the HG Noteholders. In connection with the Series A Offering, the holder of Dr. Lee's note transferred the Note to the Company in exchange for approximately 1,677,000 shares of Series A Preferred Stock. The Company then cancelled such note in exchange for $1,100,000 of Dr. Lee's Common Stock (valued at $0.88 per share). See "VIII - Certain Relationships and Related Transactions."

      2005 Bridge Financings

      On each of March 17 and April 25, 2005, iCurie UK issued secured convertible promissory notes (the "2005 Notes") in the principal amount of $500,000 to various purchasers (the "2005 Noteholders"), for an aggregate combined issuance of $1,000,000. The 2005 Notes ranked senior to all other debt of iCurie UK. As part of the Series A Offering, the 2005 Notes were exchanged for approximately 1,355,600 shares of Series A Preferred Stock. Upon such exchange, each 2005 Noteholder received the number of shares of Series A Preferred Stock equal to the number derived by dividing the principal amount of the noteholder's 2005 Note and accrued and unpaid interest by (i) $0.66 in the case of the $500,000 March 17 note issuance and (ii) approximately $0.83 in the case of the $500,000 April 25 note issuance, representing a twenty-five percent (25%) and five percent (5%) discount, respectively, from the cash offering price of the Series A Preferred Stock.

      In connection with issuance of the 2005 Notes, iCurie UK also agreed to issue, and in the Series A Offering the Company did issue, the 2005 Noteholders five-year warrants to purchase 482,954 shares of the Company's Common Stock. Each such warrant relating to the March 17 note issuance entitles the holder thereof to purchase the number of shares of Common Stock equal to (i) eighty percent (80%) of the aggregate principal amount of the applicable 2005 Note, divided by (ii) 0.88, at an exercise price equal to $0.88 per share. Each such warrant relating to the April 25 note issuance entitles the holder thereof to purchase the number of shares of Common Stock equal to (i) one half percent (0.5%) of the aggregate principal amount of the applicable 2005 Note, divided by
(ii) $0.88 at an exercise price equal to 0.88 per share. The warrants contain customary anti-dilution provisions.

      Additional Warrants

      Pursuant to the Series A Offering, each recipient of Series A Preferred Stock received warrants to purchase a number of shares of Common Stock equal to twenty-five percent (25%) of the number of shares of Series A Preferred Stock received. Fifty percent (50%) of these warrants are exercisable at $1.10 per share and fifty percent (50%) are exercisable at $1.32 per share.

V.    PLAN OF OPERATION

      As set forth in this report, the Company believes that the heat emission problem has grown and is now seriously threatening the development of new products in several industries. New cooling technologies should therefore enable companies to develop new products with higher performance, increased efficiency and with smaller size. The Company wants to become a world leader in developing and commercializing this next generation of cooling solutions for the PC, personal communication and display industries.

      The Company plans to execute its business plan the next 12 months without having to raise additional capital, although there can be no assurance that additional capital will not be required or that the Company will be able to successfully raise such capital if needed.

      The Company expects it research and development activities to continue to be focused on ongoing product projects together with potential future projects undertaken in conjunction with potential customers relating to the use and/or modification of Company's product.

      The Company expects it capital expenditures over the next 12 months to be focused on the establishment and finalization of a manufacturing pilot plant and on specific research and development related test equipment. All such expenditures will take place in Seoul, South Korea, where the Company's research and development headquarters is located.

      The Company currently expects to hire approximately 10 new employees over the next 12 months. These additions relate to the corporate management team, sales resources, research and development and supply chain management.

VI. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      A.    DIRECTORS AND EXECUTIVE OFFICERS

      Brenda M. Hall, the sole officer and director of Cedar Mountain prior to the Share Exchange Closing, resigned effective as of the Share Exchange Closing. Effective as of the Share Exchange Closing, Hakan Wretsell, Dr. Lee and Alan Miller were appointed directors of the Company, and Hakan Wretsell, Michael Karpheden and Dr. Lee were appointed officers of the Company as set forth below.

      The following table sets forth certain information about the executive officers and directors of the Company. The Company anticipates that Mr. Karpheden will focus on his position as Chief Operating Officer once the Company completes the process of identifying candidates to serve as Chief Financial Officer.

NAME                       AGE    POSITION
----                       ---    --------
Hakan Wretsell              45    Chief Executive Officer, President and Director

Michael Karpheden           43    Chief Operating Officer, Chief Financial Officer and Secretary

Dr. Lee                     41    Chief Technology Officer and Director

Alan B. Miller              51    Director

      HAKAN WRETSELL has been iCurie UK's Chief Executive Officer since September 1, 2004. Mr. Wretsell brings over fifteen years of management experience to iCurie, including executive positions with LM Ericsson (NASDAQ:ERICY), one of the largest supplier of mobile systems in the world, where he worked in various capacities from 1988-2000. Mr. Wretsell served as the Executive Vice President and General Manager, Region Americas, from 1998-2000, where he was responsible for restructuring Ericsson's North and Latin American operations, which resulted in strong volume growth and generated more than $2.0 billion in annual sales under his leadership. More recently, Mr. Wretsell served as Managing Partner of Business Growth Consultants Inc. (2003-2004) and President of Strax Group (2000-2002). Mr. Wretsell currently serves as a director of Teleplus Enterprises, Inc. (OTCBB: TLPE).

      MICHAEL KARPHEDEN has been the iCurie UK's Chief Operating and Financial Officer since September 1, 2004. Mr. Karpheden served as VP of Finance & Logistics of LM Ericsson, Region Americas, consumer products, from 1998-2001. Furthermore, Mr. Karpheden held several executive positions in the US, Germany, Russia, and Sweden during his twelve-year career with Ericsson. Mr. Karpheden served as Chief Operating Officer of Strax Inc., a Latin American leader in the distribution of mobile phones and accessories, from 2002-2003, and served as Vice President, Finance and Operations, at Strax Inc. from 2001-2002. From 2003-2004, Mr. Karpheden served as President and Managing Partner of Business Growth Consultants Inc. Mr. Karpheden has over fifteen years of international financial and operational leadership experience and has extensive experience in finance and corporate governance issues. Mr. Karpheden currently serves as a director of Teleplus Enterprises, Inc. (OTCBB: TLPE).

      DR. JEONG-HYUN LEE is the founder of iCurie Lab, Inc. and has been the Chief Executive Officer of iCurie Lab, Inc. since inception in 2000, and has been the Chief Technology Officer of iCurie UK since September 1, 2004. Dr. Lee received his doctorate from Case Western University and formerly worked with NASA and Samsung. Dr. Lee pioneered the core technology that dissipates heat quickly and efficiently from devices such as PCs, laptops and other chip driven devices.

      ALAN B. MILLER has over twenty-five years of Wall Street and financial expertise, including his tenure from 1990 to 2003 as founder and president of Winchester Investment Securities, an investment banking and general securities firm based in Overland Park, Kansas. Winchester, which had five branches and forty-five registered representatives, had participated in private placements, IPOs, market making and general securities trading. Also from 1990 to 2003, Mr. Miller was president and senior analyst of Trendways Wall Street Watch, a stock market newsletter and hotline. Mr. Miller has served as vice president of the investment firm of Duggan and Co. and began his career as a registered representative with Stern Brothers in Kansas City, Missouri where he became one of the firm's top producing stockbrokers.

      Additional Directors. In addition to Hakan Wretsell, Dr. Lee and Alan B. Miller, the Company has also identified David H. Clarke and Peter Rugg as potential members of the Company's Board of Directors. Although the Company intends for Mr. Clarke and Mr. Rugg to serve on the Board, as of the date of this Report neither Mr. Clarke nor Mr. Rugg has definitively agreed to serve as a director.

      Mr. Clarke has served as Chairman of the Board and Chief Executive Officer of Jacuzzi Brands, Inc., formerly U.S. Industries, Inc., since May 1995. Mr. Clarke was Vice Chairman of Hanson PLC from 1993 and Deputy Chairman and Chief Executive Officer of Hanson Industries, the U.S. arm of Hanson, from 1992. Prior to 1992, Mr. Clarke served as President of Hanson Industries. Mr. Clarke has a number of business interests through his family holding company. He is the largest shareholder and a director of DOBI Medical International (DBMI) a development stage company with a new technology breast cancer imaging device now in FDA clinical trials. He is also an investor in and Vice Chairman of Untied Pacific Industries a Hong Kong based (HKSE - 176) company with operations in Shenzhen, China. United Pacific Industries is engaged in electronic component design and contract manufacturing. Mr. Clarke is also a member of the board of directors of Fiduciary Trust International, a subsidiary of Franklin Resources, a company engaged in investment management.

      Peter Rugg is a Managing Partner of Tatum Partners, LLP in Philadelphia. He has over 30 years of diversified business experience with special competence in capital structure and creative financing alternatives. Mr. Rugg has extensive experience in international natural resource businesses and offshore business migration. He has experience in commercial and investment banking, merger and acquisitions, turnaround situations, project finance, and corporate restructuring. Mr. Rugg has managed public company financial reporting, investor relations, tax compliance and audit, budget and planning and information technology systems including relational database, desktop, and multi-currency accounting.

      B.    BOARD COMPOSITION AND COMMITTEES

      The Company anticipates that its Board of Directors will eventually be composed of seven (7) directors. The Company is currently completing the identification of suitable candidates to fill the remaining positions on the Company's Board of Directors. The composition of the Company's Board of Directors, and any future Audit Committee and Compensation Committee, will be subject to the corporate governance provisions of the SEC and its primary trading market. All members of the Board of Directors of the Company will hold office until the next annual meeting of stockholders and election and qualification of their successors.

VII.  EXECUTIVE COMPENSATION

      The Company plans to compensate its directors with cash and/or equity consistent with compensation approaches of similar sized technology companies. Hakan Wretsell, Michael Karpheden and Dr. Lee have each entered into employment agreements with the Company effective July 11, 2005. The employment agreements are effective until January 1, 2007, replaced such officers' current employment agreements with iCurie UK, and contain customary provisions regarding the ownership and assignment of all intellectual property (all of which is and remains the sole property of the Company), prohibitions on solicitation of customers and employees following termination of employment, and the right of the Company to terminate such officers at any time for cause, or without cause upon a payment equal to six months of such officer's base salary (plus six month's continuation of certain benefits). The following chart sets forth certain summary information regarding base salary, bonus and equity compensation provided in the employment agreements:

                             MR. WRETSELL                     MR. KARPHEDEN                        DR. LEE
                             ------------                     -------------                        -------
Annual Salary                  $262,500                         $220,500                           $262,500

Closing Bonus(1)     $40,000 and 45,455 shares of     $33,600 and 38,182 shares of       $40,000 and 45,455 shares of
                     common stock                     common stock                       common stock

2005 Bonus(2)        Up to 100% of base salary        Up to 60% of base salary           Up to 100% of base salary
                     ($262,500)                       ($132,300)                         ($262,500)

2006 Bonus(2)        Up to 200% of base salary        Up to 120% of base salary          Up to 200% of base salary
                     ($525,000)                       ($264,600)                         ($525,000)

Stock Grants(3)      1,633,897 shares of common       1,143,728 shares of common stock   980,338 shares of common stock
                     stock

Stock Options(3)     326,779 shares of common stock   326,779 shares of common stock     326,779 shares of common stock

(1)  Closing bonus will be paid on September 1, 2005.

(2) Annual bonus amounts are determined based on certain financial and non-financial targets. Amounts to be paid approximately 50% in cash and 50% in shares of Common Stock (valued at then-current market price).

(3)  Subject to staggered vesting. Stock grants and options vest in full upon
     (i) termination without cause, (ii) a change in control of the Company or
     (iii) when Company operating revenues reach $17 million. 490,169 shares of Mr. Wretsell's stock grant and 326,779 shares of Mr. Karpheden's stock grant vested as of the closing of the Series A Offering.

      In addition to the equity compensation payable to Messrs. Wretsell, Karpheden and Lee as described above, such executives are also be entitled to the following equity compensation: (i) in the event the Company's 2006 revenue exceeds projections by at least 5%, options to purchase that number of shares of Common Stock equal to 12.5% of such executive's aggregate ownership of Company equity as of the closing of the Series A Offering (assuming full vesting of all warrants, options or restricted share grants) at an exercise price of $1.10 per share, (ii) in the event the Company's 2007 revenue exceeds projections by at least 5%, options to purchase that number of shares of Common Stock equal to 12.5% of such executive's aggregate ownership of Company equity as of the closing of the Series A Offering (assuming full vesting of all warrants, options or restricted share grants) at an exercise price of $1.32 per share and (iii) options to purchase that number of shares of Common Stock equal to 25% of the Option Pool (as defined below) in the event Company revenues in 2006 or 2007 exceed projections by at least 25%, at a per share exercise price equal to the greater of $0.88 or the 2006 volume weighted average Common Stock price (whether such options are granted with respect to 2006 or 2007 revenues). All of the above equity awards will vest annually over a three year period calculated retroactively from the closing of the Series A Offering (for example, assuming a June 30, 2005 closing, a 12.5% equity award in January 2007 for exceeding 2006 revenues would be 33.3% vested on the date of grant, with the remaining two-thirds vesting on June 30, 2007 and June 30, 2008). Any earned but unvested awards will vest in full upon the executive's termination without cause. The calculation of the executives' equity ownership for purposes of (iii) above shall not include the shares of Common Stock issued to Dr. Lee pursuant to the Share Exchange or the 1,097,142 shares of Common Stock issuable to Dr. Lee upon the exercise of the warrant described herein. All equity compensation may be structured as options, restricted stock or other award, although the number of shares and vesting schedule will remain the same.

      The employment agreements also provide for customary employee benefits such as insurance and 401(K) or similar arrangements. In the event any officer is required to relocate to London, such officer will be provided with a reasonable car and housing allowance for a period of twelve months and will be reimbursed for reasonable moving expenses. The employment agreements were approved by the Board of Directors of the Company and were executed and effective on July 11, 2005. The officers also received certain payments of cash and shares of Common Stock at closing, which represented earned but unpaid compensation. See "Certain Relationships and Related Transactions."

      The Company also adopted a stock incentive plan to create a pool of stock available for options and other equity grants representing approximately fifteen (15%) of the shares outstanding immediately following the closing of the Share Exchange (the "Option Pool"). The Option Pool will be used for attracting and retaining employees, directors and consultants and will be granted at fair market value from time to time under the guidance and approval of the Company's Board of Directors or its Compensation Committee, if one is later established.

VIII. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the acquisition of iCurie Lab, Inc. and its intellectual property in 2004, iCurie agreed to pay CHL Investment Partnership and Hansen Gray a royalty fee equal to two percent (2%) of Company revenues over $25 million, up to an aggregate royalty of $50 million. CHL Investment Partnership receives fifty-seven percent (57%) and Hansen Gray receives forty-three percent (43%) of such royalty. This arrangement is documented in a Revenue Share Agreement dated as of May 18, 2005. At the Share Exchange Closing, Hansen Gray received a cash advancement of $500,000 against its right to receive these royalty payments from iCurie.

      As discussed above in Section IV (E) "Summary of Financing", Dr. Lee issued a promissory note for $1,100,000 to iCurie Bridge Funding, LLC, an affiliate of the HG Noteholders, in 2004. Pursuant to the Preferred Stock Purchase Agreement, iCurie Bridge Funding LLC transferred this note to iCurie in exchange for 1,667,000 shares of Series A Preferred Stock (reflecting an approximate twenty-five percent (25%) discount from the per share cash offering price of $0.88 per share). iCurie and Dr. Lee then entered into an agreement to, and did, cancel this promissory note in exchange for the transfer of 1,250,000 of Dr. Lee's shares of Common Stock to iCurie (valued at $0.88 per share). This $1,100,000 note constitutes a portion of the $4,600,000 Note conversion referred to herein.

      As discussed above in Section IV (E) "Summary of Financing", Hansen Gray issued the $2,500,000 of HG Notes to the HG Noteholders in 2004. Pursuant to the Preferred Stock Purchase Agreement, the HG Noteholders transferred their notes to iCurie in exchange for approximately 3,787,878 shares of Series A Preferred Stock (reflecting an approximate twenty-five percent (25%) discount from the per share cash offering price of $0.88 per share). Hansen Gray then entered into an agreement with iCurie pursuant to which: (i) Hansen Gray cancelled an outstanding note of $1,500,000 previously issued by iCurie to Hansen Gray; (ii) the Company paid an advance of $500,000 to Hansen Gray from amounts payable in the future to Hansen Gray under the Revenue Share Agreement; (iii) Hansen Gary executed a $1,500,000 debenture in favor of the Company; and (iv) secured its obligation under such debenture by its right to receive payments under the Revenue Share Agreement. The $2,500,000 in HG Notes, Dr. Lee's $1,100,000 note and the $1,000,000 in 2005 Notes, constitute the $4,600,000 Note conversion referred to elsewhere in this disclosure.

      Hansen Gray had an outstanding promissory note for $525,000 to Donald Jennings, which was exchanged for 596,591 shares of Common Stock otherwise issuable to Hansen Gray pursuant to the Share Exchange Closing.

      iCurie owns 620,000 common shares of Hansen Gray, and Hakan Wretsell and Michael Karpheden each own warrants to purchase 129,167 common shares of Hansen Gray (which amounts, in the aggregate, represent approximately one and a half percent (1.5%) of Hansen Gray's common shares on a fully diluted basis).

      Dr. Lee held an option exercisable for 440,000 shares of iCurie UK common stock, which was converted at the closing of the Series A Offering into a warrant exercisable for 1,097,142 shares of Common Stock at an exercise price of $1.09 per share. Messers. Wretsell, Karpheden and Lee were owed aggregate earned but unpaid salaries of $60,414, $45,417 and $120,248, respectively, which was paid at the closing of the Series A Offering. Approximately fifty percent (50%) of these amounts were paid in cash and fifty percent (50%) in shares of Common Stock (valued at $0.88 per share solely for such compensation purposes and without regard to fair market value).

      AVC owns a convertible bond of iCurie Lab Inc. with a current outstanding amount of KWON 300,000,000 (approximately $300,000) due December 10, 2007. AVC has waived its conversion and certain other rights under this instrument.

      Dr. Lee has been the Company's sole representative in informal discussions with the minority shareholders of iCurie Lab, Inc. (the "Minority Shareholders") to purchase their 19.8% equity interests in iCurie Lab, Inc. (the "Minority Equity"). Dr. Lee has represented and warranted to the Company that the Company (directly or through a subsidiary) will be able to acquire all of the Minority Equity from the Minority Shareholders for no greater than $2,200,000 USD. Furthermore, pursuant to an agreement dated as of July 11, 2005, Dr. Lee has agreed to indemnify the Company to the extent the purchase price of the Minority Equity exceeds $2,200,000 USD, and as security for the indemnification obligation, Dr. Lee has pledged one million (1,000,000) shares of Common Stock.

IX.   MARKET FOR COMMON STOCK

      The Company's Common Stock is currently available for trading in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol CMTD, although his symbol is expected to change as a result of the Company's name change from Cedar Mountain Distributors, Inc. to iCurie, Inc. As soon as practicable, and assuming the Company satisfies all necessary initial listing requirements, the Company intends to list its Common Stock shares for trading on the American Stock Exchange or NASDAQ SmallCap Market, although no assurance can be given that the Company's application will be approved.

X.    DESCRIPTION OF SECURITIES

      As of the date of this filing, the Company has issued and outstanding approximately 26,285,000 shares of Common Stock and 20,995,000 shares of Series A Preferred Stock.

      A.    COMMON STOCK

      Holders of shares of Common Stock are entitled to dividends as and when declared by the Board of Directors of the Company from funds legally available therefor, and upon liquidation, dissolution or winding-up of the Company are entitled to share ratably in all assets remaining after payment of liabilities. The Company has not paid any dividends nor does it anticipate paying any dividends on its Common Stock in the foreseeable future. It is the Company's present policy to retain earnings, if any, for use in the development of the Company's business. The holders of shares of Common Stock do not have preemptive rights, are entitled to one vote for each share of Common Stock held of record by them, and do not have the right to cumulate their votes for election of Directors. The shares of Common Stock offered hereby, when issued, will be fully paid and nonassessable. The shares of Common Stock have not been registered under the Securities Act and will not be transferable or resalable except as permitted under the Securities Act pursuant to registration or exemption therefrom.

      B.    SERIES A PREFERRED STOCK

      Holders of the Series A Preferred Stock are entitled to receive cumulative, compounding dividends in preference to any dividend on the Common Stock at an annual rate of eight percent (8%), payable as, when and if declared by the Company, in cash or additional shares of Series A Preferred Stock (which shall be valued at the original purchase price per share) at the option of the Company. The holders of Series A Preferred Stock are entitled to participate pro rata in any dividends paid on the Common Stock on an as-if-converted basis. In the event of any sale, bankruptcy or dissolution of the Company, the holders of the Series A Preferred Stock are entitled to receive in preference to the holders of the Common Stock a per share amount equal to the original purchase price plus any accrued and unpaid dividends (the "Liquidation Preference"). After the payment of the Liquidation Preference to the holders of the Series A Preferred Stock, the remaining assets shall be distributed ratably to the holders of the Common Stock (excluding the Series A Preferred Stock shareholders who have not converted) on a common equivalent basis. A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the pre-transaction shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a sale of the Company.

      The holders of the Series A Preferred Stock have the right to convert the Series A Preferred Stock and any accrued dividends, at any time, into shares of Common Stock. The initial conversion rate is 1:1, subject to adjustment as provided below. At the option of the Company, the Series A Preferred Stock and any accrued dividends shall be converted into Common Stock, at the then applicable conversion price, in the event that (i) the holders of at least a majority of the outstanding Series A Preferred Stock consent to such conversion;
(ii) the Company receives $50 million of additional equity based financing after July 11, 2005; or (ii) the Company's Common Stock is quoted at a price per share equal to three (3) times the then current conversion price of the Series A Preferred Stock for twenty (20) consecutive trading days and such shares are traded at an average daily dollar volume of $250,000 (average share price times the average volume) during the same twenty (20) day trading period.

      The conversion price of the Series A Preferred Stock and the exercise price of the Company warrants described herein are subject to a weighted average antidilution adjustment to reduce dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable conversion price in the case of the Series A Preferred Stock or the applicable exercise price in the case of the warrants, in each case, subject to certain exceptions. The conversion price is also subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

      The Series A Preferred Stock votes together with the Common Stock and not as a separate class except as specifically provided by their terms or as otherwise required by law. Each share of Series A Preferred Stock has a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Series A Preferred Stock.

      So long as fifty percent (50%) or more of the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Company's Board of Directors, one of which will be an independent director. These two directors will initially be appointed by the Placement Agents. So long as twenty five percent (25%) or more (but less than fifty percent (50%)) of the Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Company's Board of Directors (whether or not independent). The holders of Company Common Stock, voting as a separate class, are entitled to elect two board members, who are initially Hakan Wretsell and Dr. Lee. Alan B. Miller will also serve as an initial director of the Company. Until July 11, 2006, one representative appointed by the Placement Agents is entitled to observer rights at all board meetings.

      The consent of the directors elected by the holders of Series A Preferred Stock is required for any action that (i) alters or changes in a material manner the rights, preferences or privileges of the Series A Preferred Stock, (ii) increases or decreases the authorized number of shares of Common or Preferred Stock, (iii) constitutes the incurrence of indebtedness by the Company which possesses rights senior to the Series A Preferred Stock (other than indebtedness incurred in the ordinary course of the Company's business, consistent with past practice, and certain additional exceptions), (iv) creates (by reclassification or otherwise) any new class or series of shares or securities having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock, (v) results in the redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services), (vi) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold; except in the event that the merger, corporate reorganization, sale of control, or sale of all or substantially all of the assets of the Company results in the Series A Preferred Stock receiving three (3) times the amount paid for their Series A Preferred Stock at original issuance, (vii) amends or waives any provision of the Company's Articles of Incorporation or Bylaws relative to the Series A Preferred Stock, or (viii) increases the authorized size of the Company's board. The consent of the directors elected by the holders of the Series A Preferred Stock is also required for certain additional actions until such time as the Initial Registration Statement (as defined herein) is effective. In addition, (i) the consent of the holders of the Series A Preferred Stock, voting as a separate class, is required in order for the Company to authorize the issuance of any securities ranking senior to, or pari passu with the Series A Preferred Stock as to the payment of dividends or liquidation preference, and (ii) following the effectiveness of the Initial Registration Statement, holders of fifty percent (50%) or more of the Series A Preferred Stock issued as of the closing of the Offering may require the Company to reincorporate in the State of Delaware.

XI.   CODE OF ETHICS

      The Company has adopted a Code of Business Conduct and Ethics (the "Code") embodies policies encouraging individual and peer integrity, ethical behavior and our responsibilities to our employees, customers, suppliers, stockholders, and the public, and includes:

      - Prohibiting conflicts of interest (including protecting corporate opportunities)

      - Protecting our confidential and proprietary information and that of our customers and vendors

      -     Treating our employees, customers, suppliers and competitors fairly

      - Encouraging full, fair, accurate, timely and understandable disclosure

      -     Protecting and properly using company assets

      - Complying with laws, rules and regulations (including insider trading laws)

      -     Encouraging the reporting of any unlawful or unethical behavior

      One of the Company's most valuable assets is its integrity. Protecting this asset is the job of everyone in the Company. To that end, the Company established a Code of Business Conduct and Ethics. The Code applies to every officer, director and employee. We also expect that those with whom we do business (including our agents, consultants, suppliers and customers) will also adhere to the Code. Our Code is designed to help you comply with the law and maintain the highest standards of ethical conduct. The Code does not cover every issue that may arise, but it sets out basic principles and a methodology to help guide you in the attainment of this common goal.

      All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in this Code and with applicable laws and regulations. To the extent that other Company polices and procedures conflict with this Code, you should follow this Code. Any violation of applicable law or any deviation from the standards embodied in this Code will result in disciplinary action up to and including termination. Disciplinary action also may apply to an employee's supervisor who directs or approves the employee's improper actions, or is aware of those actions but does not act appropriately to correct them. In addition to imposing its own discipline, the Company may also bring suspected violations of law to the attention of the appropriate law enforcement personnel.

XII.  RISK FACTORS

      THE COMPANY HAS A LIMITED OPERATING HISTORY, A SINGLE UNPROVEN PRODUCT TO DATE, A HISTORY OF NET LOSSES, AND OUR BUSINESS MAY NEVER BECOME PROFITABLE. Our limited history may not be adequate to enable you to fully assess our ability to achieve market acceptance of our product or our ability to respond to competition. Accordingly, we are subject to the same uncertainties and risks associated with any company developing new products and beginning operations. If we are unsuccessful in addressing the risks and uncertainties frequently encountered by early stage companies in a new and evolving market, our business will be seriously harmed. TO BECOME PROFITABLE, WE MUST BE ABLE TO GENERATE REVENUES FROM PRODUCT SALES. WE HAVE HAD NO OPERATING REVENUES SINCE INCEPTION.

      IF SUBSTANTIAL GROWTH IN OUR REVENUES DOES NOT OCCUR, WE MAY NOT BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE. The amount of losses we will incur before achieving profitability, and the time required to reach profitability, are each highly uncertain. No assurances can be given that we will ever achieve profitability.

      OUR PRODUCTS HAVE NEVER BEEN PRODUCED IN COMMERCIAL QUANTITIES. No assurances can be given that our product can be produced in commercial quantities or at a competitive cost.

      WE PLAN TO RELY ON THIRD PARTIES FOR THE MANUFACTURING OF OUR PRODUCT, WHICH REQUIRES A SIGNIFICANT DEGREE OF TECHNICAL EXPERTISE. We plan to both license our product technology and engage in direct sales with outsourced manufacturing. Therefore, we will not have direct control over the manufacturing of our product and will rely to a significant extent on our joint venture partners and third-party vendors. If these partners and third-party vendors fail to produce to our specifications or inadvertently use defective materials in the manufacturing process, the reliability and performance of our products will be compromised. In addition, should any of such parties suffer financial difficulties or fail to perform in other respects, we will have to locate substitute partners and vendors, which may not be possible in a timely manner or on reasonable economic terms.

      WE ARE DEPENDENT ON OUR MANAGEMENT AND KEY PERSONNEL, AND MAY BE DEPENDENT ON THE RECRUITMENT OF ADDITIONAL PERSONNEL TO SUCCEED; AND THE LOSS OF PERSONNEL MAY DAMAGE OUR BUSINESS. Our principal executive officers and certain key personnel have extensive knowledge of our cooling technology and the research and development efforts needed to bring the products to market. The loss of the services of any of our executive officers or other key personnel, particularly Dr. Lee, our Chief Technology Officer, could have a material adverse effect on our business and financial condition.

      WE FACE VARIOUS INTERNATIONAL RISKS, INCLUDING RISKS DUE TO OUR EXPECTED RELIANCE ON SALES AND MANUFACTURING IN INTERNATIONAL MARKETS. Our future success will depend in part upon our ability to commence international marketing operations and our ability to establish international and manufacturing and sales of our cooling products. International sales may be our only source of revenue for the next several years while we seek clients for our products in the United States. International operations expose us to risks, including, without limitation:

      -  need for export licenses;

      -  unexpected regulatory requirements;

      -  tariffs and other potential trade barriers and restrictions;

      -  political, legal and economic instability in foreign markets;

      -  longer account receivable cycles;

      -  difficulties in managing operations across disparate geographic areas;

      - reduced or limited protection of our intellectual property rights in some countries;

      -  dependence on local distributors and other third parties;

      - potential disruptions in sales or manufacturing due to military or terrorist acts; and

      -  currency exchange rates

      WE WILL HAVE NO MATERIAL US OPERATIONS, A HEADQUARTERS IN LONDON AND OUR EXISTING RESEARCH AND DEVELOPMENT OFFICE IN SEOUL. Although there are certain advantages to establishing our headquarters in London, we could face significant managerial and operational challenges by having senior management significantly separated from our operational base. With our operational base in Korea, it is anticipated that a significant amount of our business will be conducted in KWON. Because we will have no material US operations, we anticipate that substantially all of our financial transactions will be conducted in currency other than the U.S. dollar. We will therefore be subject to significant risks related to fluctuations of foreign currency. Although it may be possible to engage in certain hedging transactions to mitigate the risks, such transactions can themselves carry financial risk. If one or more of these risks materialize, our sales may be less than expected and costs may be more than expected, which could negatively impact our financial condition.

      IF WE FAIL TO KEEP PACE WITH ADVANCES IN OUR INDUSTRY OR FAIL TO PERSUADE TECHNOLOGY COMPANIES TO ADOPT NEW PRODUCTS THAT WE INTRODUCE, CUSTOMERS MAY NOT BUY OUR PRODUCTS AND OUR REVENUES AND PROFITS MAY DECLINE. The technology industry is characterized by the following: rapid product development, with a significant competitive advantage gained by companies that introduce products that are first to market; constant innovation in products and techniques; frequent new product introductions; and price competition. If we fail to keep pace in any of these areas, our business results may be adversely impacted.

      THE TECHNOLOGY INDUSTRY IS INTENSELY COMPETITIVE. The significant competitive factors in the technology industry include price, convenience, acceptance of new technologies, customer satisfaction, and in some cases regulatory approval. Our ability to compete successfully depends, in part, on our ability to respond quickly to technological change and user preference through the development and introduction of new products that are of high quality and that address customer requirements. We compete with many larger companies that enjoy several competitive advantages, including significantly greater capitalization and access to capital, established distribution networks; established relationships with suppliers; additional lines of products; the ability to bundle products to offer higher discounts or other incentives to gain a competitive advantage; and greater resources for product development, sales and marketing and patent litigation. If we are unable to compete effectively against existing or future competitors, sales of our products may be significantly less than our expectations.

      OTHER COMPANIES ARE DEVELOPING PRODUCTS BASED ON SIMILAR SCIENTIFIC THEORIES USED BY US. Those products may be more effective than our products and may not infringe our intellectual property rights. These companies may be able to develop a cooling device that achieve similar or better cooling results.

      WE MAY NOT SUCCESSFULLY DEVELOP AND LAUNCH REPLACEMENTS FOR OUR PRODUCTS THAT LOSE PATENT PROTECTION, WHICH COULD SIGNIFICANTLY DECREASE OUR FUTURE SALES AND PROFITS. Most of the material elements of our product are or will be covered by patents that we believe give us a degree of market exclusivity during the term of the patent. However, it is possible that the various patent granting authorities may decide not to grant patents on the applications which are currently pending. Alternatively, our patents, once granted, may be subject to challenge and be declared invalid by the courts of the countries in which they are registered. In any event, those patents will start to expire with effect from 2021. Upon patent expiration, revocation by the courts, or if the patents are not initially granted, our competitors may introduce products using the same technology. Competitors may also introduce products using our technology notwithstanding our non-expired patent protection. Although it may be possible to pursue enforcement actions in such cases, there are certain costs and risks involved, as discussed below. As a result of this possible increase in competition, we may need to charge a lower price in order to maintain sales of our products, which could result in these products becoming less profitable. If we fail to develop and successfully launch, and receive regulatory approval for, more advanced replacement products prior to the expiration of patents for our existing products, our sales and profits with respect to those products could decline significantly. We may not be able to develop and successfully launch more advanced replacement products before these and other patents expire.

      WE MAY BE SUBJECT TO FUTURE PRODUCT LIABILITY CLAIMS THAT COULD BE EXPENSIVE AND MAY RESULT IN THE INABILITY TO OBTAIN INSURANCE COVERAGE ON COMMERCIALLY REASONABLE TERMS OR OTHERWISE. Although we are not currently subject to any product liability proceedings, we may incur material liabilities relating to product liability claims in the future, including product liability claims arising out of the usage of our cooling devices.

      ECONOMIC CONDITIONS AND PRICE COMPETITION MAY CAUSE SALES OF OUR PRODUCTS USED IN COOLING SYSTEMS TO DECLINE AND REDUCE OUR PROFITABILITY. Sales of our products used in cooling systems may be adversely impacted by economic conditions.

      WE MAY BE REQUIRED TO BRING LITIGATION TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE. We will be primarily reliant on patents to protect our intellectual property rights. The Company has so far been granted patents relating to it microfluidic technology in US, Korea, Japan, China and Taiwan. In addition, the Company currently has pending further patent applications relating to that technology and other associated elements. These applications designate many countries throughout the world, including the United States, Europe, Japan, China, Taiwan, India and Korea. The patents already granted, together with any further patents granted pursuant to the various applications previously referred to, will have expiration dates ranging from 2021 to 2024. The strength of our patent portfolio, however, could be challenged. In particular, our competitors and others may allege that:

   1. our patents and pending patent applications use technology that we did not invent first;

   2. we were not the first to file patent applications for these inventions; or

   3. our patents and pending patent applications seek to monopolize technology that was not novel at the time the applications were filed and/or did not constitute an invention over what existed previously.

      Further, because of the uncertain nature of patent protection, we cannot be certain that:

   1. others will not independently develop similar or alternative technologies or duplicate our technologies;

   2. others will not develop enhancements to our technology that are beneficial to us, which we may not be able to utilize unless we license or pay compensation for those enhancements;

   3. any of our pending patent applications will result in further issued patents; or

   4. any patents issued to us will provide a basis for commercially viable products, will provide us with any competitive advantages or will not face third-party challenges or be subjected to further proceedings limiting their scope.

      WE MAY BECOME INVOLVED IN PROCEEDINGS IN THE U.S. PATENT AND TRADEMARK OFFICE TO DETERMINE THE PRIORITY OF OUR INVENTIONS. We could also become involved in opposition proceedings in foreign countries challenging the validity of our patents. In addition, costly litigation could be necessary to protect our patent position. In some jurisdictions, patent laws relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are somewhat uncertain. We may not prevail in any lawsuit or, if we do prevail, we may not be awarded commercially valuable remedies. Further, it is possible that we will not have the resources required to pursue necessary litigation or to otherwise protect our patent rights. Failure to protect our patent rights could harm us. Patent rights in jurisdictions outside of the United States are even more uncertain and difficult to protect. There may be patents in certain international jurisdictions that are not enforceable or, if enforceable, we may determine not to attempt to enforce these rights due to the expense, the likelihood of prevailing or for other reasons. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States.

      WE RELY ON TRADE SECRETS, UNPATENTED PROPRIETARY KNOW-HOW AND CONTINUING TECHNOLOGICAL INNOVATION, WHICH WE SEEK TO PROTECT WITH CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES, CONSULTANTS AND OTHERS WITH WHOM WE DISCUSS OUR BUSINESS. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by consultants, vendors, former employees and current employees, despite the existence of nondisclosure and confidentiality agreements and other contractual restrictions. These individuals may breach these confidentiality agreements and our remedies may not be adequate to enforce these agreements. Disputes may arise concerning the ownership of intellectual property or the applicability or enforceability of these agreements, and these disputes may not be resolved in our favor. Furthermore, our competitors may independently develop trade secrets and proprietary technology similar to ours. If we do not receive patents for products arising from our research, we may not be able to maintain the confidentiality of information relating to those products. If our intellectual property rights are not adequately protected, we may be unable to keep other companies from competing directly with us, which could result in a decrease in our market share. Enforcement of our intellectual property rights to prevent or inhibit appropriation of our technology by competitors can be expensive and time-consuming to litigate, or otherwise dispose of, and can divert management's attention from carrying on with our core business.

      OUR PRODUCTS COULD INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH MAY CAUSE US TO ENGAGE IN COSTLY LITIGATION AND, IF WE ARE NOT SUCCESSFUL, COULD CAUSE US TO PAY SUBSTANTIAL DAMAGES AND PROHIBIT US FROM SELLING OUR PRODUCTS. Third parties may assert infringement or other intellectual property claims against us based on their patents or other intellectual property claims. We may be required to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that our products infringe a third-party's patents. Even if infringement claims against us are without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from other business concerns. Further, we may be prohibited from selling our products before we obtain a license from the owner of the relevant technology. If such a license is available, it may require us to pay substantial royalties.

      WE MAY IMPLEMENT A PRODUCT RECALL OR VOLUNTARY MARKET WITHDRAWAL DUE TO PRODUCT DEFECTS OR PRODUCT ENHANCEMENTS AND MODIFICATIONS, WHICH WOULD SIGNIFICANTLY INCREASE OUR COSTS. The manufacturing and marketing of cooling devices involves an inherent risk that our products may prove to be defective. In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority. A recall of one of our products, or a similar product manufactured by another manufacturer, could impair sales of the products we market as a result of confusion concerning the scope of the recall.

      ACQUISITIONS THAT WE CONSUMMATE COULD DISRUPT OUR BUSINESS AND HARM OUR FINANCIAL CONDITION. In the future, we may evaluate potential strategic acquisitions of complementary businesses, products or technologies. We may not be able to identify appropriate acquisition candidates or successfully negotiate, finance or integrate any businesses, products or technologies that we acquire. Furthermore, the integration of any acquisition may divert management's time and resources from our core business. While we, from time to time, evaluate potential acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any acquisitions.

      ACTUAL RESULTS MAY VARY FROM OUR ESTIMATES. In preparing our financial statements, we must make many estimates and judgments about future events. These estimates and judgments affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts revenues and expenses. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available to us at the time. Actual results, however, could differ from our estimates, and this could require us to record adjustments to the reported amounts of assets and liabilities, change the disclosures related to contingent assets and liabilities, and/or adjust the recorded amounts of revenues and expenses. These changes could be material to our financial condition and results of operations.

      IN CONNECTION WITH THE SHARE EXCHANGE, WE BECAME SUBJECT TO U.S. GAAP. iCurie UK and iCurie Lab, Inc. historically have followed accounting principles generally accepted in the United Kingdom and Korea, respectively, in preparing their financial statements. Because the Share Exchange resulted in the Company becoming a U.S. corporation which files reports pursuant to the Exchange Act, the financial results of the Company, both audited and unaudited, will be required to be presented in accordance with accounting principles generally accepted in the United States, despite the fact that we will have no material U.S. operations. The reconciliation of our financial results to U.S. GAAP will be costly and will require certain adjustments, some of which may result in materially different accounting results when presented in U.S. GAAP.

      THERE ARE MINORITY SHAREHOLDERS IN ICURIE LAB, INC. THAT HAVE CERTAIN RIGHTS UNDER KOREAN LAW WHICH COULD MATERIALLY EFFECT OUR BUSINESS. The Company owns 80.2% of iCurie Lab Inc., with the remaining 19.8% held by third parties. A shareholder of iCurie Lab Inc. having the appropriate number of issued and outstanding voting shares, as discussed below, will have the following rights:

      - A shareholder holding one share can block the following resolutions requiring unanimous consent: (i) release of a promoter, director or statutory auditor from liability owed to the company; and (ii) change of the corporate form of the company.

      - A shareholder holding one share can: (i) bring an action for revocation or nullification of a resolution passed at a general shareholders meeting; (ii) bring an action to nullify the issuance of new shares; (iii) demand the suspension of the issuance of new shares; (iv) bring an action to nullify the incorporation of the company; (v) bring an action to nullify a merger or consolidation; (vi) bring an action to nullify a corporate split or split merger; (vii) bring an action to nullify a comprehensive share transfer or comprehensive share swap; (viii) bring an action to nullify any reduction in paid in capital; (ix) demand the suspension of any unfair issuance of convertible bonds or bonds with warrants; (x) demand to inspect articles of incorporation, the minutes, audit report and business report; and (xi) request the company to purchase the shares owned by it if dissenting from the resolution approving the following matters (i.e., appraisal right of a dissenting shareholder): (a) transfer of all or an important part of the business of the company; (b) making, altering, or rescinding a contract for leasing the whole business, for giving authority to manage such business, or for sharing with another person all profits and losses, or other similar contracts; (c) assuming the entire business of another company; (d) assuming a portion of the business of another company which significantly affects the company's business; (e) comprehensive share transfer or comprehensive share swap; (f) merger; or (g) corporate split or split merger.

      - Shareholders holding in the aggregate 1% or more of the total number of issued and outstanding shares can: (i) demand that a director not take certain actions or discontinue certain actions; and (ii) bring a derivative action and/or demand that the company bring such action against promoters, directors, auditors, or liquidators.

      - Shareholders holding in the aggregate 3% or more of the total number of issued and outstanding shares can: (i) demand the convening of an extraordinary general shareholders meeting; (ii) inspect the accounting books and documents;
(iii) apply to the court for the appointment of an inspector of accounts or management (in case it is suspected that there are any wrongful acts or non-compliance with the relevant regulations or the Articles of Incorporation);
(iv) apply to the court for the removal of directors or auditors; (v) apply to the court for the removal of a liquidator; (vi) make a shareholders proposal; and (vii) request to elect directors by means of a cumulative vote.

      - Shareholders holding in the aggregate 10% or more of the total number of issued and outstanding shares can (i) apply to the court for dissolution of the company in case of: (a) deadlock in corporate affairs that causes or may cause a significant and irreparable injury to the company; or (b) grossly improper management or disposition of the company's property, thereby endangering the existence of the company; and (ii) apply to the court for corporate reorganization of the company if the company is deemed not to be able to pay its debts without marked difficulty.

      - The Articles of Incorporation of iCurie Lab, Inc. currently contain certain pre-emptive rights and a provision stating that if before tax profits of iCurie Lab, Inc. exceed 1 billion KWON (approximately $1,000,000) in any year, 10% or more of such profit will be paid to various donations or supporting funds. The Company believes it can take appropriate steps, including, without limitation, amending the Articles of Incorporation of iCurie Lab, Inc., to prevent these provisions from having any substantive effect on the Company.

      WE FILED OUR SECURITY OFFERING FORM WITH THE STATE OF NEW YORK LATE. The Company made private offerings of notes in March and April 2005, but did not file the disclosure of such offerings with the State of New York prior to the closings of the offerings, which is not in technical compliance with New York law.

      CEDAR MOUNTAIN MAY HAVE LIABILITIES ARISING FROM ITS PRIOR BUSINESS. Cedar Mountain acquired the business of iCurie pursuant to the Share Exchange and, with the proceeds of the Series A Offering, will continue the existing business operations of the Company as a publicly-traded company. Although iCurie conducted due diligence of Cedar Mountain, there is a risk that the Company could be liable for liabilities arising from the prior business of Cedar Mountain.

      THE COMPANY HAS BROAD DISCRETION OVER THE USE OF A SIGNIFICANT PORTION OF THE NET PROCEEDS OF THE SERIES A OFFERING. THE COMPANY'S MANAGEMENT WILL DETERMINE, WITH ITS BOARD OF DIRECTORS, BUT WITHOUT THE NEED FOR SHAREHOLDER APPROVAL, HOW TO ALLOCATE A SIGNIFICANT PORTION OF THESE PROCEEDS. IF IT DOES NOT WISELY ALLOCATE THE PROCEEDS, ITS BUSINESS PLAN COULD BE SERIOUSLY IMPACTED.

The Company has broad discretion to allocate a significant portion of the net proceeds of the Series A Offering, subject to certain limitations imposed by the parties arranging the Series A Offering. The timing and amount of the Company's actual expenditures are subject to change and will be based on many factors, including:

   1. the rate of progress of the Company's research and development programs;

   2. the results of the Company's product and technology testing;

   3. the time and expense necessary to achieve domestic and foreign customer acceptance and any necessary regulatory approvals;

   4. competitive technological, market and other developments;

   5. the ability of the Company to attract and retain quality employees;

   6. the ability of the Company to implement its sales, marketing, product development, manufacturing and investor/public relations plans; and

   7. the on-going accounting, legal and other costs of being a publicly-traded company.

      THERE IS NO PUBLIC MARKET FOR THE COMPANY'S SERIES A PREFERRED STOCK AND THERE ARE CERTAIN RESTRICTIONS ON TRANSFERABILITY OF THESE SECURITIES. There is no public market for the Company's Series A Preferred Stock, and none is expected to develop. In addition, there are certain restrictions on transferability of these securities. Neither the Series A Preferred Stock nor the shares of Common Stock into which such securities are convertible has been registered under the Securities Act or any state or foreign securities laws based on the Company's reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws. Investors subscribing for Series A Preferred Stock will first be required to make representations and covenants concerning these transfer restrictions which are necessary to satisfy the requirements of the exemption from registration being relied upon by the Company for the issuance of the Series A Preferred Stock. The certificates representing shares of our Series A Preferred Stock, as well as the Common Stock into which the Series A Preferred Stock is convertible, will bear a legend indicating that they are so restricted. Moreover, notwithstanding the Company's undertaking to do so, there can be no assurance that the Company will ever file a registration statement to register the shares of Common Stock into which the Company's Series A Preferred Stock is convertible, or that if filed, such registration statement will become effective, or that once effective, such effectiveness will be maintained. Accordingly, an investor may be unable to liquidate an investment for an indefinite period of time.

      THERE IS NO ACTIVE PUBLIC MARKET FOR THE COMPANY'S COMMON STOCK, AND PROSPECTIVE INVESTORS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE OFFERING PRICE, IF AT ALL. Although the Common Stock is currently quoted for trading on the NASD's OTC Bulletin Board, there currently is no active public market for the Common Stock. An active public market for the Common Stock may not develop or be sustained. The offering price of the Series A Preferred Stock is not indicative of future market prices. Investors which purchased shares of Series A Preferred Stock paid a price that was not established in a competitive market. The public market may not agree with or accept this valuation, in which case investors may not be able to sell their Series A Preferred Stock or Common Stock into which the Series A Preferred Stock is convertible at or above the offering price, if at all. There will be no public market for the Series A Preferred Stock, and the market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company's control, including the following:

   1. Actual or anticipated variations in operating results;

   2. The limited number of holders of the Common Stock, and the limited liquidity available through the OTC Bulletin Board;

   3. Announcements of technological innovations;

   4. The ability to sign new clients and the retention of existing clients;

   5. New products or services that the Company or its competitors offer;

   6. Changes in financial estimates by securities analysts;

   7. Conditions or trends in the e-commerce industries;

  8.  Global unrest and terrorist activities;

  9. Changes in the economic performance and/or market valuations of other Internet or online electronic commerce companies;

  10. The Company's announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  11. Additions or departures of key personnel; and

  12. Sales or other transactions involving the Company's capital stock.

      THE STOCK MARKET IN GENERAL HAS RECENTLY EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS. In particular, market prices of securities of computer and software companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock and Series A Preferred Stock. Investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

      BECAUSE THE COMPANY BECAME PUBLIC BY MEANS OF A SHARE EXCHANGE WITH AN EXISTING COMPANY, IT MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS AND, AS A PUBLIC COMPANY, WILL INCUR SUBSTANTIAL EXPENSES. Additional risks may exist since the Company became public through a "share exchange." Security analysts of major brokerage firms may not provide coverage of the Company. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future. As a result of the Share Exchange, iCurie became a wholly-owned subsidiary of the Company, which was and is a publicly-traded company, and, accordingly, subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit and public reporting of the Company's financial results, business activities and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause the Company's expenses to be higher than they would be if it had remained privately-held and had not entered into the Share Exchange Agreement. These costs will be of greater significance for the Company because it will be required to present financial information in accordance with U.S. GAAP, even though the financial results of iCurie and iCurie Lab Inc. are prepared in accordance with UK and Korean GAAP, respectively. In addition, the Company will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the Share Exchange Closing and Series A Offering. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Failure by the Company to comply with the federal securities laws could result in private or governmental legal action against the Company and/or its officers and directors, which could have a detrimental effect on the business and finances of the Company, the value of the Company's stock and the ability of stockholders to resell their stock.

      THE COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL. The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect the ability of investors to sell their shares. In addition, since the Common Stock is currently traded on the NASD's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

      A SIGNIFICANT NUMBER OF THE COMPANY'S SHARES WILL BE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF THE COMPANY'S STOCK. Sales of a significant number of shares of the Common Stock in the public market following this Offering could harm the market price of the Common Stock. As additional shares of the Common Stock become available for resale in the public market pursuant to the registration of the Common Stock underlying the shares of Series A Preferred Stock issued in this Offering, and otherwise, the supply of the Common Stock will increase, which could decrease its price. The Company has reserved for issuance shares of Common Stock into which the Series A Preferred Stock are convertible and the warrants are exercisable. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market Common Stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

      The securities sold in the Share Exchange Closing and Series A Offering are "restricted" securities that have not been registered under federal or state securities laws and will not be freely transferable. Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available.

      THE COMPANY'S PRINCIPAL SHAREHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF OTHER SHAREHOLDERS. The Company's officers, directors, principal shareholders and their affiliates control a significant percentage of the outstanding Common Stock. If these shareholders act together, they will be able to exert significant control over the Company's management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all the Company's shareholders.

      INVESTORS SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON THE COMPANY'S STOCK. The Company has never declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain its future earnings to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on the Series A Preferred Stock in the foreseeable.

XIII. USE OF PROCEEDS AND SUMMARY OF FINANCING

      A.    USE OF PROCEEDS

      The Company raised approximately $12.48 million in gross cash proceeds from the Series A Offering. These proceeds are being used to extinguish the Company's debts, redeem shares of certain shareholders, and provide additional capitalization for the Company. Specifically, the proceeds of the Series A Offering are being used by the Company to support sales and marketing, purchase product components, fund research and system development, reduce existing trade payables and other liabilities, pay the costs associated with the Share Exchange and the Series A Offering (including the future costs of registering the Company's common shares under the Securities Act and on-going public company costs) and for working capital and general corporate purposes. The Company intends to apply the net proceeds from the Series A Offering as follows:

                                                         GROSS        PERCENTAGE
                                                         CASH           OF NET
                                                       PROCEEDS        PROCEEDS
                                                       --------       ----------
Proceeds                                                 12.48             --
                                                         =====

Placement Agent Cash Fee (10%)                           1.248           10.0%

Closing Costs                                             0.98           7.85%

Potential buy-out of minority shares                       2.0          16.03%

Satisfaction of convertible bonds/liabilities              0.7           5.61%

Advance Payment                                            0.5           4.01%

Capital expenditures                                       1.2           9.62%

Net working capital                                       1.95          15.63%

Public company costs                                       0.8           6.41%

Operating expenses                                         3.1          24.84%

                                                         12.48            100%
                                                         =====

      The amount of the Company's actual expenditures depend upon numerous factors, including the pace with which the Company can commercially deploy its product and begin generating operating revenues. The foregoing discussion represents the Company's best estimate of its allocation of the net proceeds of the Series A Offering based upon its current plans and estimates regarding anticipated capital expenditures. Actual expenditures may vary substantially from these estimates, and the Company may find it necessary or advisable to reallocate the net proceeds within the above-described uses or for other purposes.

XIV.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article Nine of the Amended and Restated Articles of Incorporation of the Company ("Article Nine") provides that to the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Nevada General Corporation Law or any other law of the State of Nevada is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law as so amended.

      Any repeal or modification of Article Nine by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

      Further, Article Ten of the Amended and Restated Articles of Incorporation of the Company ("Article Ten") provides that to the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the Nevada General Corporation Law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Nevada General Corporation Law.

      Any amendment, repeal or modification of Article Ten shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            (i) Consolidated Financial Statements of iCurie Lab Holdings Limited for the year ended December 31, 2004 with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes to Financial Statements) (filed as Exhibit 99.2 hereto and incorporated herein by reference).

            (ii) Financial Statements of iCurie Lab, Inc. for the years ended December 31, 2003 and December 31, 2004 with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes to Financial Statements) (filed as Exhibit 99.3 hereto and incorporated herein by reference).

      (b)   PRO FORMA FINANCIAL INFORMATION.

      (c)   EXHIBITS.

            99.1 Information Regarding Financial Targets

            99.2 Consolidated Financial Statements for iCurie Lab Holdings Limited for the year ended December 31, 2004, with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes regarding Financial Review).

            99.3 Financial Statements for iCurie Lab, Inc. for the years ended December 31, 2003 and December 31, 2004, with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes regarding Financial Review).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: JULY 14, 2005                            iCURIE, INC.

                                               By: /s/ Hakan Wretsell
                                                   -----------------------------
                                                   Hakan Wretsell
                                                   President

                                  EXHIBIT INDEX

            99.1 Information Regarding Financial Targets

            99.2 Consolidated Financial Statements for iCurie Lab Holdings Limited for the year ended December 31, 2004, with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes regarding Financial Review).

            99.3 Financial Statements for iCurie Lab, Inc. for the years ended December 31, 2003 and December 31, 2004, with independent auditors report (including Balance Sheets, Statement of Operations, Statement of Cash Flows, Statement of changes in Shareholders' Equity, and Notes regarding Financial Review).